Exhibit 1(a)

Execution Version

PRICING AGREEMENT

June 30, 2010

Barclays Capital Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities Inc.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. Incorporated

RBS Securities Inc.

    As Representatives of the

    several Underwriters named

    in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Ladies and Gentlemen:

WAL-MART STORES, INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 30, 2010 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions were set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement (it being understood that each representation and warranty in Section 2 of the Underwriting Agreement that refers to the Pricing Prospectus or the Prospectus shall be deemed to be a representation or warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus or the Prospectus relating to the Designated Securities). Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to the Representatives named in Schedule II hereto (the “Representatives”). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including, for the avoidance of doubt, a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amounts of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours, WAL-MART STORES, INC.

By:	/s/ Cathy Santoro
	Name:	Cathy Santoro
	Title:	Vice President, Corporate Finance

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Allen B. Cutler
	Name:	Allen B. Cutler
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Anguel Zaprianov
	Name:	Anguel Zaprianov
	Title:	Managing Director

By:	/s/ Marc Fratepietro
	Name:	Marc Fratepietro
	Title:	Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
	Name:	Sharon Harrison
	Title:	Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

RBS SECURITIES INC.

By:	/s/ Moshe Tomkiewicz
	Name:	Moshe Tomkiewicz
	Title:	Managing Director

For themselves and as Representatives of the several

Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of 2.250% Notes Due 2015 to be Purchased	Principal Amount of 3.625% Notes Due 2020 to be Purchased	Principal Amount of 4.875% Notes Due 2040 to be Purchased

Barclays Capital Inc.	$93,750,000	$187,500,000	$93,750,000
Deutsche Bank Securities Inc.	93,750,000	187,500,000	93,750,000
J.P. Morgan Securities Inc.	93,750,000	187,500,000	93,750,000
Credit Suisse Securities (USA) LLC	93,750,000	187,500,000	93,750,000
Morgan Stanley & Co. Incorporated	93,750,000	187,500,000	93,750,000
RBS Securities Inc.	93,750,000	187,500,000	93,750,000
BBVA Securities Inc.	22,500,000	45,000,000	22,500,000
Mitsubishi UFJ Securities (USA), Inc.	22,500,000	45,000,000	22,500,000
Mizuho Securities USA Inc.	22,500,000	45,000,000	22,500,000
Banca IMI S.p.A	7,500,000	15,000,000	7,500,000
Banc of America Securities LLC	7,500,000	15,000,000	7,500,000
BNP Paribas Securities Corp.	7,500,000	15,000,000	7,500,000
BNY Mellon Capital Markets, LLC	7,500,000	15,000,000	7,500,000
Cabrera Capital Markets, LLC	7,500,000	15,000,000	7,500,000
Citigroup Global Markets Inc.	7,500,000	15,000,000	7,500,000
Goldman, Sachs & Co.	7,500,000	15,000,000	7,500,000
HSBC Securities (USA) Inc.	7,500,000	15,000,000	7,500,000
Loop Capital Markets LLC	7,500,000	15,000,000	7,500,000
Santander Investment Securities Inc.	7,500,000	15,000,000	7,500,000
Scotia Capital (USA) Inc.	7,500,000	15,000,000	7,500,000
Standard Chartered Bank	7,500,000	15,000,000	7,500,000
TD Securities (USA) LLC	7,500,000	15,000,000	7,500,000
U.S. Bancorp Investments, Inc.	7,500,000	15,000,000	7,500,000
UBS Securities LLC	7,500,000	15,000,000	7,500,000
Wells Fargo Securities, LLC	7,500,000	15,000,000	7,500,000

TOTAL	$750,000,000	$1,500,000,000	$750,000,000

SCHEDULE I - Page 1

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

2.250% Notes Due 2015 (the “2015 Notes”);

3.625% Notes Due 2020 (the “2020 Notes”); and

4.875% Notes Due 2040 (the “2040 Notes” and, together with the 2015 Notes and the 2020 Notes, the “Designated Securities”).

AGGREGATE PRINCIPAL AMOUNT:

In the case of the 2015 Notes, $750,000,000;

in the case of the 2020 Notes, $1,500,000,000; and

in the case of the 2040 Notes, $750,000,000.

PRICE TO PUBLIC:

In the case of the 2015 Notes, 99.695% of the principal amount of the 2015 Notes;

in the case of the 2020 Notes, 99.908% of the principal amount of the 2020 Notes; and

in the case of the 2040 Notes, 98.465% of the principal amount of the 2040 Notes.

PURCHASE PRICE TO UNDERWRITERS:

In the case of the 2015 Notes, 99.345% of the principal amount of the 2015 Notes, plus accrued interest, if any, from July 8, 2010; and the selling concession shall be 0.20% and the reallowance concession shall be 0.125%, in each case, of the principal amount of the 2015 Notes;

In the case of the 2020 Notes, 99.458% of the principal amount of the 2020 Notes, plus accrued interest, if any, from July 8, 2010; and the selling concession shall be 0.30% and the reallowance concession shall be 0.25%, in each case, of the principal amount of the 2020 Notes; and

In the case of the 2040 Notes, 97.590% of the principal amount of the 2040 Notes, plus accrued interest, if any, from July 8, 2010; and the selling concession shall be 0.50% and the reallowance concession shall be 0.25%, in each case, of the principal amount of the 2040 Notes.

SCHEDULE II - Page 1

INDENTURE:

Indenture, dated as of July 19, 2005, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

MATURITY:

In the case of the 2015 Notes, July 8, 2015;

in the case of the 2020 Notes, July 8, 2020; and

in the case of the 2040 Notes, July 8, 2040.

INTEREST RATE:

In the case of the 2015 Notes, 2.250% from and including July 8, 2010;

in the case of the 2020 Notes, 3.625% from and including July 8, 2010; and

in the case of the 2040 Notes, 4.875% from and including July 8, 2010.

INTEREST PAYMENT DATES:

January 8 and July 8 of each year, beginning on January 8, 2011, in the case of all of the Designated Securities.

INTEREST PAYMENT RECORD DATES:

January 1 and July 1 of each year, in the case of all of the Designated Securities.

REDEMPTION PROVISIONS:

No redemption provisions.

SINKING FUND PROVISIONS:

None.

PAYMENT OF ADDITIONAL AMOUNTS:

Not applicable.

OTHER PROVISIONS:

As to be set forth in the Prospectus.

SCHEDULE II - Page 2

TIME OF DELIVERY:

10:00 a.m. (New York City time) on July 8, 2010, in the case of all of the Designated Securities.

CLOSING LOCATION:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

ADDRESSES FOR NOTICES:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

(facsimile: (646) 834-8133)

Attention: Syndicate Registration

SCHEDULE II - Page 3

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

(facsimile: (212) 797-2202)

Attention: Investment Grade Debt Syndicate Desk

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

(facsimile: (212) 834-6081)

Attention: High Grade Syndicate Desk

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

(facsimile: (212) 325-5041)

Attention: LCD-IBD

Morgan Stanley & Co. Incorporated

1585 Broadway, 29th Floor

New York, New York 10036

(facsimile: (212) 507-8999)

Attention: Investment Banking Division

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

(facsimile: (203) 873-4534)

Attention: Debt Capital Markets Syndicate

APPLICABLE TIME

(For purposes of Sections 2(d) and 8(c) of the Underwriting Agreement):

5:00 p.m. (New York City time) on June 30, 2010, in the case of all the Designated Securities.

LIST OF FREE WRITING PROSPECTUSES

(Pursuant to Section 2(f) of Underwriting Agreement):

Final Term Sheet, dated June 30, 2010, substantially in the form of Annex I hereto.

OTHER MATTERS:

(A)	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each

SCHEDULE II - Page 4

Underwriter hereby represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Designated Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Designated Securities to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or (d) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive. The expression an “offer of the Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(B)	Each Underwriter hereby represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

(C)

Each Underwriter hereby represents and agrees that it has not offered or sold, and will not offer or sell, any Designated Securities by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no

SCHEDULE II - Page 5

advertisement, invitation or document relating to the Designated Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(D)	The Designated Securities have not been and will not be registered under the Financial Instrument and Exchange Law of Japan (the “Financial Instrument and Exchange Law”) and each Underwriter hereby represents and agrees that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instrument and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(E)	Each Underwriter hereby represents and agrees that the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore and, accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Designated Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Designated Securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

SCHEDULE II - Page 6

(F)	Each Underwriter hereby represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Designated Securities directly or indirectly or distribute the Pricing Prospectus, the Prospectus or any other offering material relating to the Designated Securities in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the Underwriting Agreement and the Pricing Agreement.

(G)	The Underwriters hereby severally confirm, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriters specifically for inclusion in the Prospectus Supplement is as follows:

(1)	the names of the Underwriters on the front and back cover pages of the Prospectus Supplement;

(2)	the third paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning certain terms of the offering by the Underwriters;

(3)	the sixth paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters; and

(4)	the seventh paragraph of text under the caption “Underwriting” in the Prospectus Supplement relating to market-making activities by the Underwriters.

(H)	Standard Chartered Bank will provide to the Company a letter confirming the accuracy of the information contained in the first paragraph of text under the caption “Underwriting-Other Matters” in the Prospectus Supplement (i.e., that Standard Chartered Bank will not effect any offers or sales of the Designated Securities in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA).

(I)	Banca IMI S.p.A will provide to the Company a letter confirming the accuracy of the information contained in the first paragraph of text under the caption “Underwriting-Other Matters” in the Prospectus Supplement (i.e., that Banca IMI S.p.A. is not a U.S. registered broker-dealer and, therefore, will not effect any offers or sales of the Designated Securities in the United States or will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations).

SCHEDULE II - Page 7

ANNEX I

FINAL TERM SHEET

Dated June 30, 2010

WAL-MART STORES, INC.

$750,000,000 2.250% Notes Due 2015

$1,500,000,000 3.625% Notes Due 2020

$750,000,000 4.875% Notes Due 2040

Name of Issuer:	Wal-Mart Stores, Inc.

Title of Securities:	2.250% Notes Due 2015 (“2015 Notes”)
3.625% Notes Due 2020 (“2020 Notes”)
4.875% Notes Due 2040 (“2040 Notes”)

Aggregate Principal Amount:	$750,000,000 (2015 Notes)
$1,500,000,000 (2020 Notes)
$750,000,000 (2040 Notes)

Issue Price (Price to Public):	99.695% of principal amount (2015 Notes)
99.908% of principal amount (2020 Notes)
98.465% of principal amount (2040 Notes)

Maturity:	July 8, 2015 (2015 Notes)
July 8, 2020 (2020 Notes)
July 8, 2040 (2040 Notes)

Coupon (Interest Rate):	2.250% (2015 Notes)
3.625% (2020 Notes)
4.875% (2040 Notes)

Benchmark Treasury:	U.S. Treasury 1.875% due June 30, 2015 (2015 Notes)
U.S. Treasury 3.500% due May 15, 2020 (2020 Notes)
U.S. Treasury 4.625% due February 15, 2040 (2040 Notes)

Spread to Benchmark Treasury:	53 basis points (2015 Notes)
70 basis points (2020 Notes)
108 basis points (2040 Notes)

Benchmark Treasury Price and Yield:	100-13 3/4; 1.785% (2015 Notes)
104-25+; 2.936% (2020 Notes)
112-25; 3.894% (2040 Notes)

Yield to Maturity:	2.315% (2015 Notes)
3.636% (2020 Notes)
4.974% (2040 Notes)

ANNEX I - Page 1

Interest Payment Dates:	January 8 and July 8 of each year, beginning on January 8, 2011

Interest Payment Record Dates:	January 1 and July 1 of each year

Redemption Provisions:	No redemption provisions

Sinking Fund Provisions:	None

Payment of Additional Amounts:	Not applicable

Legal Format:	SEC registered

Net Proceeds to Walmart (after underwriting discounts and commissions and before offering expenses):	$745,087,500 (2015 Notes)
$1,491,870,000 (2020 Notes)
$731,925,000 (2040 Notes)

Settlement Date:	T + 5; July 8, 2010

Joint Book-Running Managers:	Barclays Capital Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated
RBS Securities Inc.

Selling Restrictions:	European Economic Area, United Kingdom, Hong Kong, Japan, Singapore

CUSIP:	931142 CT8 (2015 Notes)
931142 CU5 (2020 Notes)
931142 CV3 (2040 Notes)

ISIN:	US931142CT83 (2015 Notes)
US931142CU56 (2020 Notes)
US931142CV30 (2040 Notes)

Ratings: Ratings for Walmart’s long-term debt securities: S&P, AA; Moody’s, Aa2; Fitch, AA; and DBRS, AA. Walmart will apply for specific ratings for the Notes and expects that the ratings for the Notes will be the same as for Walmart’s other long-term debt securities.

ANNEX I - Page 2

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

The offer and sale of the Notes to which this final term sheet relates have been registered by Wal-Mart Stores, Inc. by means of a registration statement on Form S-3 (SEC File No. 333-156724).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities Inc. collect at 1-212-834-4533.

ANNEX I - Page 3